UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earlies event reported): August 7, 2019

AIXIN LIFE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-17284	84-1085935
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

Hongxing International Business Building 2, 14th FL, No. 69 Qingyun South Ave., Jinjiang District

Chengdu City, Sichuan Province, China

(Address of principal executive offices)

86-313-6732526

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	—	N/A

Item 1.01	Entry into a Material Definitive Agreement

On August 7, 2019, AiXin Life International, Inc. (the “Company”) entered into Subscription Agreements with subscribers for the purchase of its shares of common stock for a purchase price of $0.10 per share in a private placement pursuant to Regulation S.

Item 3.02	Sale of Unregistered Equity Securities

On August 7, 2019, AiXin Life International, Inc. (the “Company”) completed the sale of 10,000,000 shares of its common stock for gross proceeds of $1,000,000 in a private offering exempt from the registration requirements of the Securities Act pursuant to Regulation S. The sales were effected in off-shore transactions and none of the purchasers were U.S. Persons (as defined in Rule 902(k) of Regulation S). The Company did not pay any commissions in connection with the sale of the shares. The certificates representing the shares were imprinted with a legend restricting transfers and prohibiting hedging transactions in accordance with Regulation S.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
10.1	Form of Subscription Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AiXin Life International, Inc.

Date: August 13, 2019	By:	/s/ Quanzhong Lin
Quanzhong Lin Chief Executive Officer